UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011
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HKN, INC.
(Exact Name of registrant as specified in its charter)
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Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As disclosed in our prior SEC reports, HKN, Inc. (the “Company”) owns approximately 33% of the outstanding shares of Global Energy Development, plc (“Global”), and Lyford Investment Enterprises, Ltd. and its affiliates, (collectively the “Lyford Group”), the Company’s largest stockholder, separately beneficially own approximately 15% of Global’s outstanding shares.  The shares of Global are listed on the London Stock Exchange--AIM.  The Lyford Group has agreed to acquire various assets from the United States Marshals Service, including an additional approximately 10% of Global’s outstanding shares.

Pursuant to the City Code on Takeovers and Mergers (the “Code”), the Lyford Group and the Company are deemed to be “acting in concert” due to, among other factors, the Lyford Group’s significant beneficial ownership of the Company’s common stock.  As a result of the additional acquisition by the Lyford Group, Lyford and/or one of the parties with whom it is deemed to be acting in concert are required under Rule 9 of the Code to make a mandatory cash offer (the “Offer”) to acquire the outstanding shares not owned by the Lyford Group and its concert parties.  Strictly for purposes of complying with the Code, the Company has elected to make the Offer at a price of 72 pence per share and announced the Offer on June 16, 2011 pursuant to the Code and the rules of the AIM exchange.  The Offer is estimated to expire during July 2011.

The Company would not have elected to make the Offer without the Rule 9 requirement.  Global’s Independent Directors and financial advisor have both recommended that Global Shareholders do not accept the Offer.  The Offer represents a discount of approximately 7.7% to the closing price of the Global shares on June 15, 2011, the trading day immediately preceding the date of the public announcement of the Offer.  Accordingly, the Company does not anticipate that a significant number of Global shares will be tendered pursuant to the Offer.

The Company’s board of directors appointed a special committee of independent directors to evaluate the merits and risks of making the Offer.  The special committee unanimously determined that making the Offer was in the best interests of the Company.

Although not expected by the Company, full acceptance of the Offer would result in the payment by the Company of approximately $18.3 million in cash. HKN does not intend to make any changes to composition or location of Global’s management, Board of Directors, or offices, nor does it intend to redeploy any of Global’s fixed assets. The aggregate cash consideration payable by the Company will be financed from its existing cash resources.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2011	HKN, Inc.

	By:	/s/ Sarah Gasch
Sarah Gasch Vice President and CFO